Exhibit 21.1
                                                                   (Page 1 of 3)

                 CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION

Name of Subsidiary                                 Jurisdiction of Incorporation

The American Crane Corporation                                 North Carolina
American Crane International B.V.                                The Netherlands
Amida Industries, Inc.                                            South Carolina
BCP Construction Products, Inc.                                         Delaware
Benford America, Inc.                                                   Delaware
Benford Limited                                                   United Kingdom
BL - Pegson (USA), Inc.                                              Connecticut
BL - Pegson Limited                                               United Kingdom
Brimont S.A.                                                              France
Brown Lenox & Co. Limited                                         United Kingdom
Bucyrus Construction Products, Inc.                                     Delaware
C.P.V. (UK) Ltd.                                                  United Kingdom
C.P.V. Refurbishing Ltd.                                                 Ireland
Cedarapids, Inc.                                                            Iowa
Cliffmere Limited                                                 United Kingdom
CMP Limited                                                       United Kingdom
Coleman Engineering Inc.                                               Tennessee
Comet Coalification Limited                                       United Kingdom
Container Design Ltd.                                                    Ireland
Container Engineering Ireland Limited                                    Ireland
Containers & Pressure Vessels Limited                                    Ireland
Crookhall Coal Company Limited                                    United Kingdom
EarthKing, Inc.                                                         Delaware
Energy and Mineral Processing Limited                                   Scotland
Fermec International Ltd.                                         United Kingdom
Fermec Trustee Ltd.                                               United Kingdom
Fermec Holding Ltd.                                               United Kingdom
Fermec Manufacturing Ltd.                                         United Kingdom
Fermec S.A.                                                               France
Fermec North America Ltd.                                         United Kingdom
Finlay (Site Handlers) Limited                                        N. Ireland
Finlay Block Machinery Limited                                        N. Ireland
Finlay Hydrascreen USA, Inc.                                            Michigan
Finlay Hydrascreens (Omagh) Limited                                   N. Ireland
Finlay Plant (UK) Ltd.                                            United Kingdom
Foray 827 Limited                                                 United Kingdom
Fyne Limited                                                      United Kingdom
Fyne Machineries Limited                                          United Kingdom
Gatewood Engineers Limited                                        United Kingdom
Gru Comedil S.p.A.                                                         Italy
Holland Lift International B.V.                                  The Netherlands
IMACO Blackwood Hodge Group Limited                               United Kingdom
IMACO Blackwood Hodge Limited                                     United Kingdom
IMACO Trading Limited                                             United Kingdom
Industrial Conveyor's Sdn Bhd                                           Malaysia
International Machinery Company Limited                           United Kingdom
J.C. Abbott & Co. Ltd.                                            United Kingdom
Jaques (Singapore) Pte Ltd                                             Singapore

                                                                    Exhibit 21.1
                                                                   (Page 2 of 3)
Jaques (Thailand) Limited                                               Thailand
Jaques International Limited                                           Hong Kong
Jaques International Pty. Ltd.                                         Australia
Jaques International Sdn Bhd                                            Malaysia
John Finlay (Engineering) Limited                                     N. Ireland
Keir & Cawder (Engineering) Limited                                     Scotland
Koehring Cranes, Inc.                                                   Delaware
Kueken (UK) Ltd.                                                  United Kingdom
Matbro (N.I.) Limited                                                 N. Ireland
Moffett Engineering GmbH                                                 Germany
Moffett Iberica S.A.                                                       Spain
New Terex Holdings UK Limited                                     United Kingdom
NGW Supplies Limited                                              United Kingdom
O & K Mining GmbH                                                        Germany
O & K Orenstein & Koppel (South Africa) Pty. Ltd.                   South Africa
O & K Orenstein & Koppel Limited                                  United Kingdom
O & K Orenstein & Koppel, Inc.                                          Delaware
O & K Orenstein & Koppel, Inc.                                            Canada
Orenstein & Koppel Australia Pty Ltd.                                  Australia
Payhauler Corp.                                                         Illinois
Pegson Group Limited                                              United Kingdom
Pegson Limited                                                    United Kingdom
Picadilly Maschinenhandels GmbH & Co. KG                                 Germany
PiCo Real Estate, Inc.                                                  Delaware
Powerscreen (G.B.) Limited                                        United Kingdom
Powerscreen Holdings USA, Inc.                                          Delaware
Powerscreen International (Canada) ULC                                    Canada
Powerscreen International (UK) Limited                            United Kingdom
Powerscreen International Distribution Limited                        N. Ireland
Powerscreen International LLC                                           Delaware
Powerscreen International plc                                     United Kingdom
Powerscreen Limited                                                      Ireland
Powerscreen Manufacturing Limited                                     N. Ireland
Powerscreen North America Inc.                                          Delaware
Powerscreen USA LLC                                                     Kentucky
Powerscreen USC, Inc.                                                   Delaware
Powersizer Limited                                                United Kingdom
PPM Cranes, Inc.                                                        Delaware
PPM Deutschland GmbH Terex Cranes                                        Germany
PPM Far East Ltd.                                                      Singapore
PPM S.A.S.                                                                France
         Brimont Engins (division)
Precision Powertrain (UK) Limited                                 United Kingdom
Progressive Components, Inc.                                            Illinois
R&R Limited                                                       United Kingdom
Rhaeader Colliery Co. Limited                                     United Kingdom
Royer Industries, Inc.                                              Pennsylvania
Sempurna Enterprise (Malaysia) Sdn Bhd                                  Malaysia
Simon-Tomen Engineering Co., Ltd.                                          Japan
Sim-Tech Management Limited                                            Hong Kong
Standard Havens Products, Inc.                                          Delaware
Standard Havens, Inc.                                                   Delaware
Sure Equipment (Sales) Limited                                    United Kingdom

                                                                    Exhibit 21.1
                                                                   (Page 3 of 3)
Sure Equipment (Scotland) Limited                                 United Kingdom
Sure Equipment (Southern) Limited                                 United Kingdom
Sure Equipment Group Limited                                      United Kingdom
Terex (Mining) Australia Pty. Ltd.                                     Australia
Terex Aerials Limited                                                    Ireland
Terex Aerials, Inc.                                                    Wisconsin
Terex Australia Pty. Ltd.                                              Australia
Terex Aviation Ground Equipment, Inc.                                   Delaware
Terex Bartell, Inc.                                                     Delaware
Terex Bartell, Ltd.                                                       Canada
Terex Cranes (Australia) Pty. Ltd.                                     Australia
Terex Cranes, Inc.                                                      Delaware
Terex Equipment Limited                                           United Kingdom
Terex Espana, S.l.                                                         Spain
Terex European Holdings B.V.                                     The Netherlands
Terex Finance, Inc.                                                     Delaware
Terex International Financial Services Co.                            N. Ireland
Terex Italia S.r.l.                                                        Italy
Terexlift S.r.l.                                                           Italy
Terex Lifting Australia Pty. Ltd.                                   South Africa
Terex Lifting U.K. Limited                                        United Kingdom
Terex Mining Equipment, Inc.                                            Delaware
Terex Netherlands Holdings B.V.                                  The Netherlands
Terex of Western Michigan, Inc.                                         Michigan
Terex Peiner GmbH                                                        Germany
Terex Real Property, Inc.                                           Pennsylvania
Terex UK Limited                                                  United Kingdom
Terex West Coast, Inc.                                              South Dakota
Terex-RO Corporation                                                      Kansas
Terex-Telelect, Inc.                                                    Delaware
Tower Cranes, Inc.                                                      New York
Unit Rig (Canada) Ltd.                                                    Canada
Unit Rig (South Africa) Pty. Ltd.                                   South Africa